UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 7, 2014, the Board of Directors (the “Board”) of Guess?, Inc. (the “Company”) increased the size of the Board from six to seven directors and, upon recommendation of the Company’s Nominating and Governance Committee, appointed Joseph Gromek as a Class II member of the Board, to hold office until the 2016 annual meeting of shareholders of the Company and until his successor is elected and qualified. Mr. Gromek was also named to serve on the Compensation and Nominating and Governance Committees of the Board.
Mr. Gromek, age 67, served as President, Chief Executive Officer and director of The Warnaco Group, Inc., a global apparel company, from 2003 until his retirement in 2012. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc., a private clothing manufacturer and retail company. Prior to that time, he held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc.
Mr. Gromek is currently the non-executive Chairman of the Board of Tumi Holdings, Inc., a wholesaler and retailer of luxury travel, business and lifestyle accessories; a member of the board of directors of Wolverine World Wide, Inc., a global footwear company; and a member of the board of directors of The Children’s Place Retail Stores, Inc., a children’s specialty apparel retailer. Among his many philanthropic and civic affiliations, Mr. Gromek is a member of the board of directors of Ronald McDonald House, the board of governors of the Parsons School of Design, and the board of trustees of the Trevor Day School, and is the chairman of the board of trustees of The New School.
As a leading professional in the apparel sector for more than a quarter century, including extensive executive and director service with several global, multi-channel companies, Mr. Gromek will bring a wealth of valuable experience to the Board that is particularly well-suited for the Company’s global, multi-channel business.
Mr. Gromek will participate in the current director compensation arrangements applicable to the Company’s non-employee directors, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 29, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release of Guess?, Inc. dated April 8, 2014 (appointment of director)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2014	GUESS?, INC.

By: /s/ Michael Relich

Michael Relich
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Guess?, Inc. dated April 8, 2014 (appointment of director)

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